Exhibit 99.1

SYSCO
SYSCO Corporation 1390 Enclave Parkway Houston, Texas 77077-2099 (281) 584-1390	NEWS RELEASE
FOR MORE INFORMATION CONTACT: Kirk G. Drummond Sr. Vice President, Finance and Treasurer 281-584-1328

SYSCO Announces Kenneth F. Spitler’s Promotion to
President and Chief Operating Officer

Additional Promotions, New Responsibilities Announced to Accelerate
Growth and Strategy Implementation

HOUSTON, TX, February 23, 2007 - SYSCO Corporation (NYSE: SYY), announced today that its Board of Directors approved the promotion, effective July 1, 2007, of Kenneth F. Spitler to president and chief operating officer. Spitler had previously served the company as executive vice president and president of North American foodservice operations. The company also announced promotions and/or new responsibilities for several executives as it further implements strategic growth initiatives. “Ken’s promotion, and the others we’re announcing today, will further position SYSCO for success as we begin to take our strategic growth plans from initiative to implementation,” said Richard J. Schnieders, SYSCO’s chairman of the board, president, and chief executive officer.

“I’m honored to help lead our great company,” said Spitler. “It’s all about sales and earnings growth, and I believe we can achieve that growth by leveraging our market leadership position to continuously improve how our associates buy, handle, and market the products that our customers depend on for their success.”

Mr. Spitler, 57, is a 21-year SYSCO veteran. He has held a variety of executive positions with the company including serving as president and chief executive officer of the company’s Detroit and Houston broadline operating companies. In 2000, he was named senior vice president, operations for the Northeast Region, with responsibility for 14 SYSCO operating companies in eight states. Mr. Spitler relocated to SYSCO’s corporate headquarters in 2002 when he was promoted to executive vice president, redistribution and foodservice operations with responsibility for nationwide broadline operations and the development of redistribution facilities. He was promoted to his current position in January, 2005.

The company also announced new responsibilities and promotions for several members of its management team. “One of our greatest strengths is internal management development and as a result, we are blessed with an outstanding talent pool that is ready for executive-level responsibilities,” said Mr. Schnieders.

Larry J. Accardi, 58, currently executive vice president, contract sales and president, specialty division companies, announced his planned retirement date of December 31, 2007. Beginning July 1, 2007, his responsibilities as executive vice president, sales, reporting to Mr. Schnieders, will focus on guiding the transition of the specialty and go-to-market areas in the new organizational structure. “We deeply appreciate Larry’s valuable service throughout his 31-year career at SYSCO,” said Mr. Schnieders. “We look forward to his continued leadership for the remainder of the year and wish him a happy retirement in 2008.”

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Mr. Accardi began his career at SYSCO as director of program accounts at its operating company in Memphis, Tennessee. He progressed through several positions at that company and was named president and chief operating officer of SYSCO’s operation in Jackson, Mississippi in 1989, adding the title of chief executive officer in 1992. In 1995, Mr. Accardi transferred to the Atlanta operating company as president and chief executive officer and was then promoted to senior vice president of operations, Northeast Region in 1998. In 2000, he transferred to the corporate headquarters and was promoted to executive vice president, merchandising services. He assumed his current responsibilities in January, 2002.

The following executive promotions or new responsibilities also are effective July 1, 2007:

Joseph R. Barton, 48, currently group president, sourcing, in the company’s Strategy Group, will be promoted to senior vice president, sourcing. Mr. Barton, a 24-year SYSCO veteran, began his career at Lankford-Sysco, the company’s broadline operation near Baltimore, Maryland. After progressing through a series of sales management, merchandising, marketing, and managerial positions there, concluding with executive vice president, he was promoted in 2004 to president and chief executive officer of the company’s new broadline facility in Ventura, California. He was promoted to his current role in December, 2005.

Robert J. Davis, 48, will become senior vice president, market development, responsible for identifying new growth opportunities for SYSCO. Mr. Davis is a 33-year SYSCO employee, starting at the predecessor company to SYSCO’s operation in Atlanta, Georgia. He was named president and chief executive officer of that company in 1985, and then transferred to SYSCO’s Asheville, North Carolina operation in 1990, where he progressed to president and chief executive officer in 1991. In 1997, he assumed the same title at the company’s new operation in Charlotte, North Carolina. He transferred to corporate headquarters and was promoted to his current position of senior vice president, contract sales, in October 2004.

William B. Day, 50, currently vice president, supply chain management, will be promoted to senior vice president, supply chain. A 24-year SYSCO veteran, he began his career as a staff accountant at the company’s Memphis, Tennessee operation. He transferred to the corporate headquarters as a staff auditor in 1984, and the following year transferred to the Atlanta operation as vice president of finance. He relocated to the corporate office in 1987 and progressed through a variety of technology and finance positions, becoming assistant controller in 1999. Mr. Day has led SYSCO’s implementation of its redistribution network and supply chain redesign since 2000 and was promoted to his current position in May, 2003.

James D. Hope, 47, currently group president, demand, in the company’s Strategy Group, will be promoted to senior vice president, sales and marketing. He is a 20-year SYSCO veteran, having started his career at the corporate headquarters as a financial analyst. He advanced through the Operations Review department, becoming manager in 1992. He transferred to Sysco Food Services of Kansas City, Inc. in 1993 as chief financial officer, where he was named president and chief executive officer in 2000. Mr. Hope was promoted to his current position in December 2005.

Mark A. Palmer, 45, currently group president, communication and collaboration, in the company’s Strategy Group, will be promoted to vice president, corporate communications. Over his 24-year communications career, he spent time as a journalist and held senior communications positions at Dallas, Texas-based Fina Oil and Chemical Company and Houston-based Enron Corp. In 2004, Mr. Palmer became a managing director and practice group leader for Public Strategies, Inc., a corporate communications and public affairs consulting firm. He joined SYSCO in his current position in September, 2006.

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About SYSCO

SYSCO is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. For calendar year 2006, the company generated $33.9 billion in sales. For more information about SYSCO visit www.sysco.com.

Forward-Looking Statements

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding continued strategic growth plans, competitive advantages and positive sales and earnings growth. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include risks that pertain to SYSCO's business, including the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic environment and consumer spending; increased fuel costs; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies as well as the risk that acquisitions could negatively impact the Company's stock price, operating results or debt ratio or significantly increase the Company's liquidity requirements; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; construction schedules; management's allocation of capital and the timing of capital purchases such as fleet and equipment; competitive conditions; labor issues; and internal factors such as the ability to control expenses. Earnings are also impacted by option expensing, which is based on certain assumptions regarding the number and fair value of options granted, resulting tax benefits and shares outstanding. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 2006 as filed with the Securities and Exchange Commission.
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